EXHIBIT 23.3

CONSENT OF COUNSEL

We hereby consent to the reference to us and to the inclusion of the summary of our opinion under the caption “Federal Income Tax Consequences” in the Prospectus related to this Registration Statement on Form S-8.

/s/ CHADBOURNE & PARKE LLP

30 Rockefeller Plaza

New York, New York 10112

May 28, 2010